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                                        BYLAWS

                                          OF

                            ACCELERATED CONNECTIONS, INC.


                                      ARTICLE I

                                       OFFICES

     Section 1. The registered office shall be in the City of Dover, County of Kent, State of Delaware.

     Section 2. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                      ARTICLE II

                               MEETINGS OF STOCKHOLDERS

     Section 1. All meetings of the stockholders for the election of directors shall be held in the City of San Diego, State of California, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual meetings of stockholders, commencing with the year 1997, shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which


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they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

     Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

     Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.


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     Section 6.  Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

     Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 8. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is


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required, in which case such express provision shall govern and control the decision of such question.

     Section 10. Unless otherwise provided in the certificate of incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

     Section 11. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                     ARTICLE III

                                      DIRECTORS


     Section 1. The number of directors which shall constitute the whole board shall not be less than 2 nor more than 5. The first board shall consist of 2 directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting of the stockholders, except as


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provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

     Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

     Section 3. The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

                          MEETINGS OF THE BOARD OF DIRECTORS

     Section 4. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

     Section 5. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting


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and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

     Section 6. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

     Section 7. Special meetings of the board may be called by the President on four (4) days' notice to each director by mail or 48 hours' notice to each director either personally or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors unless the board consists of only one director, in which case special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of the sole director.

     Section 8. At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.


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     Section 9.  Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

     Section 10. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                               COMMITTEES OF DIRECTORS

     Section 11. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

     In the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors


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in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     Section 12. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                              COMPENSATION OF DIRECTORS

     Section 13. Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                 REMOVAL OF DIRECTORS

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     Section 14.  Unless otherwise restricted by the certificate of incorporation or bylaw, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

                                      ARTICLE IV

                                       NOTICES

     Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

     Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                      ARTICLE V

                                       OFFICERS

     Section 1. The officers of the corporation shall be elected by the Board of Directors and shall include a President and a Secretary. The Board of Directors may elect from among its members a Chairman of the Board and a Vice Chairman of the Board. The Board of Directors may also elect a Treasurer and/or one or more Vice Presidents, Assistant Secretaries


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and Assistant Treasurers.  Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

     Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall elect a President and a Secretary and may also elect Vice Presidents and a Treasurer.

     Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     Section 4. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

     Section 5. The officers of the corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

                              THE CHAIRMAN OF THE BOARD

     Section 6. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He shall have and may exercise such powers as are, from time to time, assigned to him by the Board and as may be provided by law.

     Section 7. In the absence of the Chairman of the Board, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present. He shall have and may exercise such powers as are, from time to time, assigned to him by the Board and as may be provided by law.


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                           THE PRESIDENT AND VICE PRESIDENT

     Section 8. The President shall be the chief executive officer of the corporation; and in the absence of the Chairman and Vice Chairman of the Board he shall preside at all meetings of the stockholders and the Board of Directors. He shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

     Section 9. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

     Section 10. In the absence of the President or in the event of his inability or refusal to act, the Vice President, if any, (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                        THE SECRETARY AND ASSISTANT SECRETARY

     Section 11. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall


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perform such other duties as may be prescribed by the Board of Directors or
President, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

     Section 12. The Assistant Secretary, or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                        THE TREASURER AND ASSISTANT TREASURERS

     Section 13. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

     Section 14. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.


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     Section 15.  If required by the Board of Directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

     Section 16. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                      ARTICLE VI

                                 CERTIFICATE OF STOCK

     Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation.

     Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.


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     If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Section 2. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                                  LOST CERTIFICATES

     Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a


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condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.


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                                  TRANSFER OF STOCK

     Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                                  FIXING RECORD DATE

     Section 5. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                               REGISTERED STOCKHOLDERS

     Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest


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in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                     ARTICLE VII

                                  GENERAL PROVISIONS

                                      DIVIDENDS

     Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

     Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                        CHECKS

     Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.


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                                     FISCAL YEAR

     Section 4. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                                         SEAL

     Section 5. The Board of Directors may adopt a corporate seal having inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   INDEMNIFICATION

     Section 6. The corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by the General Corporation Law of Delaware.

                                     ARTICLE VIII

                                      AMENDMENT

     Section 1. These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal bylaws is conferred upon the Board of Directors by the certificate of incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal bylaws.


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                               CERTIFICATE OF SECRETARY


     The undersigned, being the Secretary of Accelerated Connections, Inc., a Delaware corporation, does hereby certify the foregoing to be the Bylaws of said Corporation, as adopted by the directors of the Corporation and which remain in full force and effect as of the date hereof.

     Executed at San Diego, California effective as of February 27, 1997.




                                             /s/ Andrea Frenz
                                             -----------------------------------
                                             Andrea Frenz, Secretary


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                                 AMENDMENT TO BYLAWS
                                          OF
                            ACCELERATED CONNECTIONS, INC.


                               CERTIFICATE OF SECRETARY


     The undersigned does hereby certify that:

     I am the duly qualified and acting Secretary of Accelerated Connections, Inc., a duly organized and existing Delaware corporation (the "Corporation").

     The following is a true copy of the resolutions duly adopted by the unanimous written consent of the Board of Directors of the Corporation on July 1, 1997, and approved by written consent of the stockholders of the Corporation effective July 1, 1997, both of which appear in the minute book of the
Corporation:

1.   DESIGNATION OF SIZE OF BOARD OF DIRECTORS.

     NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby approves the following amendment of the Corporation's Bylaws (the "Bylaws") to (i) amend and restate in its entirety Section 1 of Articles III with the following:

               "Section 1. The number of directors shall be set by the Board of Directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders."

2.   RIGHT OF FIRST REFUSAL.

     NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors hereby approves the following amendment of the Corporation's Bylaws (the "Bylaws") to (i) insert the following as a new Article VII, (ii) amend the existing Article VII to Article VIII and any references thereto in the Bylaws and (iii) amend the existing Article VIII to Article IX and any references thereto in the Bylaws, such amendment to be effective upon the closing of the sale and issuance of Series A Preferred Stock:

                                     "ARTICLE VII

                                 RIGHT OF FIRST OFFER

          No stockholder shall sell, assign, pledge, or in any manner transfer any of the shares of stock of the corporation or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the requirements hereinafter set forth in this Bylaw:

          (a) If the stockholder receives from anyone a bona fide offer acceptable to the stockholder to purchase any of his shares of stock, then the stockholder shall first give written notice thereof to the corporation. The notice shall name the proposed transferee and state the number of shares to be transferred, the price per share and all other terms and conditions of the offer.

          (b) For fifteen (15) days following receipt of such notice, the corporation shall have the option to purchase all or any lesser part of the shares specified in the notice at the price and upon the terms set forth in such bona fide offer. In the event the corporation elects to purchase all the shares, it shall give written notice to the selling stockholder of its election and settlement for said shares shall be made as provided below in paragraph (d).

          (c) In the event the corporation does not elect to acquire all of the shares specified in the selling stockholder's notice, the Secretary of the corporation shall, within fifteen (15) days of receipt of said selling stockholder's notice, give written notice thereof to the stockholders of the corporation other than the selling stockholder. Said written notice shall state the number of shares that the corporation has elected to purchase and the number of shares remaining available for purchase (which shall be the same as the number contained in said selling stockholder's notice, less any such shares that the corporation has elected to purchase). Each of the other stockholders shall have the option to purchase that proportion of the shares available for purchase as the number of shares owned by each of said other stockholders bears to the total issued and outstanding shares of the corporation, excepting those shares owned by the selling stockholder. A stockholder electing to exercise such option shall, within ten (10) days after mailing of the corporation's notice, give notice to the corporation specifying the number of shares such stockholder will purchase. Within such ten-day period, each of said other stockholders shall give written notice stating how many additional shares such stockholder will purchase if additional shares are made available. Failure to respond in writing within said ten-day period to the notice given by the Secretary of the corporation shall be deemed a rejection of such stockholder's right to acquire a proportionate part of the shares of the selling stockholder. In the event one or more stockholders do not elect to acquire the shares available to them, said shares shall be allocated on a pro rata basis to the stockholders who requested shares in addition to their pro rata allotment.

          (d) In the event the corporation and/or stockholders, other than the selling stockholder, elect to acquire any of the shares of the selling stockholder as specified in said selling stockholder's notice, the Secretary of the corporation shall so notify the selling stockholder and settlement thereof shall be made in cash within thirty
     (3) days after the Secretary of the corporation receives said selling stockholder's notice; provided that if the terms of payment set forth in said selling stockholder's notice were other than cash against delivery, the corporation and/or its other stockholders shall pay for said shares on the same terms and conditions set forth in said selling stockholder's notice.

          (e) In the event the corporation and/or its other stockholders do not elect to acquire all of the shares specified in the selling stockholder's notice, said selling stockholder may, within the sixty-day period following the expiration of the option rights granted to the corporation and other stockholders herein, sell elsewhere the shares specified in said selling stockholder's notice which were not acquired by the corporation and/or its other stockholders, in accordance with the provisions of paragraph (d) of this bylaw, provided that said sale shall not be on terms and conditions more favorable to the purchaser than those contained in the bona fide offer set forth in said selling stockholder's notice. All shares so sold by said selling stockholder shall continue to be subject to the provisions of this Bylaw in the same manner as before said transfer.

          (f) Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the provisions of this
     Bylaw:

               (1) A stockholder's transfer of any or all shares held either during such stockholder's lifetime or on death by will or intestacy to such stockholder's immediate family. "Immediate family" as used herein shall mean spouse, lineal descendant, father, mother, brother or sister of the stockholder making such transfer and shall include any trust established primarily for the benefit of the stockholder or his immediate family.

               (2) A stockholder's bona fide pledge or mortgage of any shares with a commercial lending institution, provided that any subsequent transfer of said shares by said institution shall be conducted in the manner set forth in this Article VII.

               (3) A stockholder's transfer of any or all of such stockholder's shares to the corporation or to any other stockholder of the corporation.

               (4) A stockholder's transfer of any or all of such stockholder's shares to a person who, at the time of such transfer, is an officer or director of the corporation.

               (5) A corporate stockholder's transfer of any or all of its shares pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of the corporate stockholder, or pursuant to a sale of all or substantially all of the stock or assets of a corporate stockholder.

               (6) A corporate stockholder's transfer of any or all of its shares to any or all of its stockholders.

               (7) A transfer by a stockholder which is a limited or general partnership to any or all of its partners.

               In any such case, the transferee, assignee, or other recipient shall receive and hold such stock subject to the provisions of this Bylaw, and there shall be no further transfer of such stock except in accordance with this Bylaw.

          (g) The provisions of this Article VII may be waived with respect to any transfer either by the corporation, upon duly authorized action of its Board of Directors, or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the corporation (excluding the votes represented by those shares to be sold by the selling stockholder). This Article VII may be amended or repealed either by a duly authorized action of the Board of Directors or by the stockholders, upon the express vote or written consent of the owners of a majority of the voting power of the corporation.

          (h) Any sale or transfer, or purported sale or transfer, of securities of the corporation shall be null and void unless the terms, conditions and provisions of this Bylaw are strictly observed and followed.

          (i) The foregoing right of first refusal shall terminate upon the date securities of the corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.

          (j) The certificates representing shares of stock of the corporation shall bear on their face the following legend so long as the foregoing right of first refusal remains in effect:

               "The shares represented by this certificate are subject to a right of first refusal option in favor of the corporation and its other stockholders, as provided in the bylaws of the corporation.""

          (j) The certificates representing shares of stock of the corporation shall bear on their face the following legend so long as the foregoing right of first refusal remains in effect:

               "The shares represented by this certificate are subject to a right of first refusal option in favor of the corporation and its other stockholders, as provided in the bylaws of the corporation.""

     The foregoing resolutions are in conformity with the Certificate of Incorporation and Bylaws of the Corporation, have never been modified or repealed, and are now in full force and effect.

     IN WITNESS WHEREOF, I have executed this Amendment to Bylaws and affixed the seal of the Corporation on the 1st day of July, 1997.




                                             /s/ Craig S. Andrews
                                             -----------------------------------
                                             Craig S. Andrews, Secretary

                                 AMENDMENT TO BYLAWS
                                          OF
                             RHYTHMS NETCONNECTIONS INC.

                               Certificate of President


     The undersigned does hereby certify that:

     I am the duly qualified President of Rhythms NetConnections Inc., a duly organized and existing Delaware corporation (the "Corporation").

     The following is a true copy of a resolution duly adopted by written consent of the stockholders of the Corporation effective as of March 6, 1998, which appears in the minute book of the Corporation:

     NOW, THEREFORE, BE IT RESOLVED, that Article III, Section 1 of the Bylaws of this Corporation shall be amended and restated in its entirety to read as follows:

          "Section 1. The number of directors which shall constitute the whole board shall not be less than 5 nor more than 9. The board shall consist of 6 directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting of the stockholders, except as provided in
          Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders."

     The foregoing resolution is in conformity with the Certificate of Incorporation and Bylaws of the Corporation, has never been modified or repealed, and is now in full force and effect.

     IN WITNESS WHEREOF, I have executed this Amendment to Bylaws and affixed the seal of the Corporation as of the 6th day of March, 1998.




                                             /s/ Catherine M. Hapka
                                             -----------------------------------
                                             Catherine Hapka, President

                                 AMENDMENT TO BYLAWS
                                         OF
                              RHYTHMS NETCONNECTIONS INC.


                               Certificate of President


     The undersigned does hereby certify that:

     I am the duly qualified President of RHYTHMS NetConnections Inc., a duly organized and existing Delaware corporation (the "Corporation").

     The following is a true copy of a resolution duly adopted by written consent of the stockholders of the Corporation on March 1, 1999, which appears in the minute book of the Corporation:

     NOW, THEREFORE, BE IT RESOLVED, that Article III, Section 1 of the Bylaws of this Corporation shall be amended and restated in its entirety to read as follows:

          Section 1. The number of directors which shall constitute the whole board shall not be less than 5 nor more than 9. The board shall consist of 7 directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meetings of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders."

     The foregoing resolution is in conformity with the Certificate of Incorporation and Bylaws of the Corporation, has never been modified or repealed, and is now in full force and effect.

     IN WITNESS WHEREOF, I have executed this Amendment to Bylaws and affixed the seal of the Corporation on the 1st day of March, 1999.



                                       /s/ Catherine Hapka
                                       --------------------------------
                                       Catherine Hapka, President

                                 AMENDMENT TO BYLAWS
                                         OF
                            RHYTHMS NETCONNECTIONS INC.

                              Certificate of Secretary


     The undersigned does hereby certify that:

     I am the duly qualified and acting Assistant Secretary of Rhythms NetConnections Inc., a duly organized and existing Delaware corporation (the "Corporation").

     The following is a true copy of a resolution duly adopted by unanimous written consent of the Board of Directors of the Corporation on March 25, 1999, which appears in the minute book of the Corporation:

     NOW, THEREFORE, BE IT RESOLVED, that this Board hereby approves the following as an amendment in its entirety of Article III, Section 1 of the Bylaws of the Corporation:

          "Section 1.    At the 1999 Annual Meeting of Stockholders, the
          Directors shall be classified into three classes, as nearly equal in number as possible as determined by the Board of Directors, with the term of office of the first class to expire at the 2000 Annual Meeting of Stockholders, the term of office of the second class to expire at the 2001 Annual Meeting of Stockholders and the term of office of the third class to expire at the 2002 Annual Meeting of Stockholders. At each Annual Meeting of Stockholders following such initial classification and election, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election. Additional directorships resulting from an increase in the number of Directors shall be apportioned among the classes as equally as possible as determined by the Board of Directors. The number of Directors which shall constitute the whole Board shall be between seven (7) and ten (10) Directors, and the exact number shall be fixed by resolution of the majority of the Board of Directors, with the number initially fixed at eight (8). The number of Directors shall be determined by resolution of sixty-six and two-thirds percent (66-2/3%) of the Directors then in office or by sixty-six and two thirds percent (66-2/3%) of the stockholders at the Annual Meeting of Stockholders, and each Director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders."


The foregoing resolution is in conformity with the Restated Certificate of Incorporation and Bylaws of the Corporation, has never been modified or repealed, and is now in full force and effect.

     IN WITNESS WHEREOF, I have executed this Amendment to Bylaws and affixed the seal of the Corporation on the 25th day of March, 1999.



                                          /s/ Katrina Thompson
                                   --------------------------------------
                                   Katrina Thompson, Assistant Secretary


                                          2